                                  EXHIBIT 10.2

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                   APPENDIX 9 - TRADEMARK(S) LICENSE AGREEMENT

                           TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this "Agreement") is made and entered into as of the 17th day of March, 2006 (the "EFFECTIVE DATE") by and between Aesthetica Ltd., a Bermuda corporation and subsidiary of Medicis Corporation, a Delaware corporation ("LICENSOR") and Ipsen Ltd., a company organized and existing under the laws of England ("LICENSEE").

                                    RECITALS

      1. Licensor is the owner of certain trademarks and applications to register the trademarks in various jurisdictions ("Licensed Marks," as defined below), and

      2. Licensee wishes to obtain a license from Licensor to use the Licensed Marks in connection with the manufacture, promotion, and distribution of formulations of botulinum toxins as set forth in the parties' Development and Distribution Agreement (as defined below) and this Agreement, and

      4. Licensor has agreed to license to Licensee the Licensed Marks for such purposes, subject to certain restrictions and quality control standards set forth herein.

                                    AGREEMENT

      In consideration of the mutual representations, warranties, covenants and conditions contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    DEFINITIONS.

      For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below. All capitalized terms not defined in this Article shall have the meanings set forth in the parties' Development and Distribution Agreement whether the Development and Distribution Agreement is in force, terminated or expired.

      1.1 DEVELOPMENT AND DISTRIBUTION AGREEMENT shall mean the parties' development and distribution agreement for Licensee's current and future formulations of botulinum toxins of even date.

      1.2 LICENSED MARKS shall mean the trademarks, service marks, stylized marks, and logos as listed on Exhibit A attached hereto, as amended by the parties from time to time, and any and all applications and registrations related thereto.

      1.3 RESERVED TERRITORY shall mean Canada, Japan, and the United States of America, including Puerto Rico and including the territories, possessions or commonwealths of Canada, Japan and the United States as of the date of signature of the Development and Distribution Agreement.

      1.4 LICENSED TERRITORY shall mean all countries in the world except the Reserved Territory.

      1.5 EXTENDED LICENSED TERRITORY shall mean both the Licensed Territory and the Reserved Territory.

      1.6 REDUCED LICENSED TERRITORY shall mean solely those countries of the Licensed Territory where a Regulatory Approval has been applied for or is issued using a Licensed Mark, as on the relevant date indicated in this Agreement in connection with the Reduced Licensed Territory.

      1.7 REGULATORY APPROVAL shall mean all approvals and decisions from the relevant regulatory authorities in a country (or such supra-national authorities that may have jurisdiction in such country) necessary to lawfully import, distribute, promote, and administer to humans, the Product(s).

      1.8 LICENSEE'S NET SALES shall mean the actual amount invoiced by Licensee or its sub-licensees to a third party other than a sub-licensee, for the sale of a Product bearing a Licensed Mark for final sale in a country where a Licensed Mark is registered and enforceable, after deducting the following, to the extent actually incurred or allowed with respect to such sale: (i) normal and customary trade, cash and/or quantity discounts, including any volume, formulary or other positioning discounts paid or credited to the third party; (ii) import, export, sales, use, excise and other consumption taxes and custom duties or tariffs, to the extent and up to the amount mentioned in that respect on the invoice, and any other governmental charges imposed upon the importation, use or sale of a Product; (iii) actual freight, insurance and other transportation charges; (iv) compulsory discounts, rebates, or payments (including retroactive price reductions or statutorily required reimbursement) mandated by, granted, credited, accrued, or paid for compliance with local, state, provincial or federal law or regulation; (v) allowances or credits to customers on account of recalls, rejection or return of Product (including for spoiled, damaged and/or outmoded goods) in the ordinary course of business; and (vi) the bad debts actually incurred by Licensee in respect of the resale of the Products, computed in accordance with accounting regulations in force in the United Kingdom. Net Sales will not include any Product supplied free of charge as commercial samples or used free of charge for testing or clinical or marketing studies. Any other Product sold or otherwise transferred other than in an arm's-length transaction or in exchange for other property (e.g., barter), and any Bundled Product, shall be deemed invoiced at the Product market price established by Licensee or its sub-licensees in its applicable general conditions of sales or failing such general conditions, at the arm's length price that the Licensee or its sublicensees would generally or in the average invoice for such Product alone. In the event discounts or rebates to the gross invoiced or charged price are given in connection with the sale of goods or services other than the Products, or for consideration or purposes other than the sale, transfer or delivery of the Products, the gross sales price invoiced for the concerned Products shall be deemed to be increased to an amount equal to the concerned Product's market price or arm's length price as described above.

2.    LICENSE.

      2.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee : (A) In the Licensed Territory: a royalty-free, exclusive, nontransferable (except as provided for in Section 7.1 herein), license to use the Licensed Marks in the Licensed Territory for the manufacture, registration, promotion and/or distribution of Products under the Licensed Marks; provided that in case the Development and Distribution Agreement is terminated due to IPSEN being in breach under the Development and Distribution Agreement and as from the date the Development and Distribution Agreement is terminated for said reason, the license granted under this Section 2.1(A) will be limited to the Reduced Licensed Territory as constituted on the date of termination of the Development and Distribution Agreement, and will be granted in consideration for payment by Licensee to Licensor of a royalty of ***% (*** percent) of Licensee's Net Sales achieved in the Reduced Licensed Territory, and,

(B) In the Reserved Territory: in case the Development and Distribution Agreement is terminated due to MEDICIS being in breach under the Development and Distribution Agreement and as from the date the Development and Distribution Agreement is terminated for said reason, an exclusive, nontransferable (except as provided for in Section 7.1 herein), license to use the Licensed Marks in the Reserved Territory for the manufacture, registration, promotion and/or distribution of Products under the Licensed Marks in consideration for payment by Licensee to Licensor of a royalty of ***% (*** percent) of Licensee's Net Sales achieved in the Reserved Territory.

      Licensor undertakes to sign any amendment to this Agreement promptly upon Licensee's request so as to include :

(a) in Exhibit A attached hereto, any trademark added to Appendix 5 of the Development and Distribution Agreement,

(b) in Exhibit B attached hereto, any Product Extension and/or New Product which is either included in MEDICIS's scope of appointment under Article 2 of the Development and Distribution Agreement in accordance with the provisions of
Article 7.1 of the Development and Distribution Agreement, or which is the subject of an agreement between IPSEN and MEDICIS for its development and/or distribution in accordance with the provisions of Article 7.2 of the Development and Distribution Agreement.

Subject to Licensor's prior written approval (which shall not be unreasonably withheld), Licensee may sublicense the foregoing rights only to sublicensees who will use the Licensed Marks to manufacture, promote and distribute the Products, except that Licensee shall be free to grant any sublicenses, without the necessity of Licensor's prior approval, (i) to Licensee's or Licensee's Affiliates' third-party licensees or distributors for Licensee's or Licensee's Affiliates' products in the Licensed Territory, as appointed on the date of signature of this Agreement, and (ii) to Licensee's Affiliates. Licensee shall cause any sub-licensees under the Licensed Marks to comply with the terms and conditions of this Agreement as applicable.

Nothing herein shall be construed as an obligation for Licensee to use the Licensed Marks in connection with the manufacture, registration, promotion and/or distribution of the Products in the Licensed Territory (or in the Extended Licensed Territory or Reduced Licensed Territory as applicable).

For the avoidance of doubt, Licensee is hereby entitled to have any Product manufactured under the Licensed Marks in any country worldwide as long as it is intended for registration, promotion and/or distribution thereof under the Licensed Marks in the Licensed Territory or, as applicable, in the Extended Licensed Territory or in the Reduced Licensed Territory in accordance with the provisions of this Agreement.

      2.2 Reservation of Rights. Licensee acknowledges that Licensor is the sole owner of all right, title and interest in and to the Licensed Marks, and that Licensee has not acquired, and shall not acquire, any right, title or interest in or to the Licensed Marks except the right to use such Licensed Marks as expressly set forth in this Agreement. All rights of Licensor in and to the Licensed Marks not expressly granted under this Agreement are reserved by Licensor. Should any right, title or other ownership in the Licensed Marks become vested in Licensee against Licensor's will, Licensee agrees to assign should Licensor so requests, and hereby assigns, all such right, title, and other ownership to Licensor free of additional consideration. Licensee shall provide and execute all documents reasonably necessary to effectuate and record such assignment to Licensor.

      Nothing herein shall prohibit Licensor from using the Licensed Marks within the Reserved Territory except as expressly provided for in Section 2.1 in case of termination of the Development and Distribution Agreement for Licensor's breach under the Development and Distribution Agreement.

2.3   Option :

MEDICIS hereby grants IPSEN, during the term of this Agreement :

- the exclusive option to acquire the Licensed Marks in the Licensed Territory as provided for in Article 12.3 of the Development and Distribution Agreement,

- the exclusive option to acquire the Licensed Marks after termination or expiry of the Development and Distribution Agreement, in the Licensed Territory, or as applicable according to Section 2.1(A) or (B) of this Agreement, in the Extended Licensed Territory or in the Reduced Licensed Territory, in accordance with the following : IPSEN may exercise the option from time to time after termination or expiry of the Development and Distribution Agreement, to acquire the Licensed Marks in one or more countries of the Licensed Territory, or as applicable according to Section 2.1(A) or (B) of this Agreement, the Extended Licensed Territory or Reduced Licensed Territory, as indicated from time to time by IPSEN, under reasonable commercial purchase conditions to be negotiated in good faith between MEDICIS and IPSEN. Should MEDICIS and IPSEN be unable to reach agreement with respect to such purchase conditions, IPSEN's option shall not be extinguished and may be exercised for the same and/or other country/ies of the Licensed Territory (or as applicable according to Section 2.1(A) or (B) of this Agreement, of the Extended Licensed Territory or Reduced Licensed Territory), whenever IPSEN deems it appropriate during the term of this Agreement.

      2.4 Registration Rights and Expenses - Maintenance and renewal. Licensor shall retain the exclusive right to apply for, obtain, and maintain registrations for the Licensed Marks solely in Licensor's name throughout the world, provided however that (i) Licensor shall apply for the Licensed Marks registration solely in those countries of the Licensed Territory (or as applicable, in those countries of the Extended Licensed Territory or Reduced Licensed Territory) as Licensee shall indicate from time to time to Licensor, and (ii) should Licensor fail to apply for or maintain any such registration within 30 days as from any Licensee's written request thereto (or within shorter delay in case a Licensed Mark registration or application would expire failing Licensor's immediate intervention), Licensee shall be entitled to proceed to such applications or maintenance in the name of Licensor.

Licensor shall bear the costs and expenses for applying for and maintaining any such registrations in the Reserved Territory until and if Licensee is granted rights under the Licensed Marks in the Reserved Territory as provided for under
Section 2.1 (B) above, in which last case Licensee shall bear the related expenses accrued as from the date of termination of the Development and Registration Agreement. Licensee shall reimburse Licensor for all evidenced third-party expenses incurred by Licensor in connection with the application for and maintenance of Licensed Marks registrations in the Licensed Territory (or as applicable according to Section 2.1(A) only in the Reduced Licensed Territory).

      Licensee agrees to provide all reasonable assistance and cooperation with Licensor's preparation and filing of applications, renewals or other documentation necessary or useful to maintain Licensor's intellectual property rights in the Licensed Marks in the Licensed Territory or, as applicable according to Section 2.1(A) or (B), in the Extended Licensed Territory or in the Reduced Licensed Territory.

2.5 Restrictions. All use of the Licensed Marks as permitted herein shall be subject to the following restrictions:

      2.5.1 Licensee shall not, and shall ensure that Licensee's Affiliates do not, use the Licensed Marks in connection with the manufacture, registration, promotion and distribution of products not listed on Exhibit B hereto without the prior written approval of Licensor. Any such use shall constitute a material breach of this Agreement and is grounds for termination pursuant to Section 4.2.

      2.5.2 Licensee shall not, directly, indirectly or otherwise: (i) facilitate activities which jeopardize, dilute or otherwise adversely affect the Licensed Marks, or (ii) attack, dispute or challenge (nor aid or encourage others to do so) Licensor's right, title and interest in and to the Licensed Marks, or the validity of the Licensed Marks.

      2.5.3 Licensee shall not create, nor shall it permit third parties to create a unitary composite mark involving the Licensed Marks or use the Licensed Marks (i) as a portion or in combination with any other trademarks, service marks or logos, (ii) as all or part of a corporate name, trade name or any other designation used by Licensee to identify its products, services or business or (iii) for any other purpose other than as expressly permitted herein. Except for Licensor, both during and after the term of this Agreement, neither Licensee nor any parent, subsidiary, nor any person or entity owned or controlled by Licensee (including any sublicensee) or under common ownership or control as Licensee shall use any name, trademark, service mark, trade name, trade dress or logo which is confusingly similar or identical to any of the Licensed Marks. Nothing herein shall prevent Licensee from using or affixing other trademarks to the Products simultaneously with the Licensed Mark as long as such usage is not inconsistent with the requirements of this Section 2.5.3; provided, however that, when appearing simultaneously with the Licensed Marks in no event shall any such other trademark be of unreasonably greater prominence than the Licensed Marks or obscure the Licensed Marks.

2.6 Notice. In connection with the use of the Licensed Marks, Licensee will for each page or product surface on which a Licensed Mark is used, mark the use of the Licensed Marks with the appropriate trademark symbol in accordance with applicable law (e.g., "(TM)", or "(R)").

2.7 Enforcement.

      Licensee and Licensor shall provide each other written notice promptly as from becoming aware of the same, of any actual or threatened infringement, misappropriation or unauthorized use of any Licensed Mark of which Licensee or Licensor becomes aware in the Licensed Territory, or as applicable, in the Extended Licensed Territory or in the Reduced Licensed Territory.

      Licensor may at its sole option bring any action for any past, present and/or future infringement of the Licensed Marks. Licensee shall cooperate and offer all reasonable assistance in connection with any efforts by Licensor in the Licensed Territory (or as applicable according to Section 2.1(A) or (B), in the Extended Licensed Territory or in the Reduced Licensed Territory) to enforce and/or maintain its rights in the Licensed Marks at Licensor's expense for any out-of-pocket costs actually incurred by Licensee directly related to such cooperation. Should Licensee so requests, Licensor shall enable Licensee to intervene in any such action at Licensee's expenses and benefits. Licensor shall retain any and all damages and other monies awarded or otherwise paid in connection with any such action except in case of Licensee's intervention, for all monies which compensate Licensee's (or Licensee's sub-licensees') damages suffered as a result of the Licensed Marks infringement, which monies shall be paid to Licensee.

      If Licensor declines or fails to exercise the option referred to in the previous paragraph within appropriate time as from Licensor's knowledge of the past, present and/or future infringement of the Licensed Marks, Licensee may at its sole expense bring any action for any such infringement in the Licensed Territory, or as applicable, in the Extended Licensed Territory or in the Reduced Licensed Territory, in which event Licensee shall retain any and all damages and other monies awarded or otherwise paid in connection with any such action.

3. QUALITY CONTROL. All use of the Licensed Marks as permitted herein, shall comply with the following quality control standards:

      3.1 Guidelines. Use of the Licensed Marks hereunder shall be in accordance with the provisions of this Agreement, in particular Sections 2.5 and 2.6 and this Section 3. Licensee shall not reproduce or use the Licensed Marks in any manner whatsoever other than as expressly authorized by this Agreement.

      3.2 Quality Control. Licensee represents and warrants that to the best of its reasonable knowledge all use of the Licensed Marks as permitted herein shall
(i) be in accordance with applicable law in the applicable jurisdictions, and
(ii) conform to at least the standards of quality currently prevailing in Licensee's Products, (iii) not be offensive, disparaging or misleading as to the origin or quality of the Products, and (iv) be consistent with the general advertising practices in the industry. Licensor shall be allowed, at its own expense and upon reasonable advance notice to Licensee, to inspect the Products bearing the Licensed Marks and related promotional materials or other items bearing the Licensed Marks being offered in connection with the Products to ensure they meet the standards specified herein. Licensee shall not engage directly, indirectly or otherwise, in any practice or other activity that is or is likely to be detrimental to the goodwill associated with the Licensed Marks or the goodwill or reputation of the Licensor or its services or products, or that constitutes a deceptive trade practice or unfair competition or that violates any applicable fair trade laws, privacy protections or advertising rules and regulations or that would disparage the Licensed Marks.

      3.3 Oversight Authority: From time to time and upon Licensor's request, Licensee shall submit to Licensor samples of all Products and other materials bearing the Licensed Marks, including, without limitation, any advertising, packaging and other publicly disseminated materials bearing the Licensed Marks. If Licensor discovers in Licensor's reasonable opinion any use of the Licensed Marks on any such submission which is not consistent with the provisions of this Agreement, including association of the Licensed Marks with an activity that Licensor deems in its reasonable opinion to be outside the scope of the license granted herein or inconsistent with the quality control standards in Section 3.2 above, Licensor has the right after good faith consultation and discussion with Licensee on the matter concerned, to deny use or display of the Licensed Marks in such a manner. If Licensor chooses to allow Licensee to remedy such improper use or display of the Licensed Marks, and delivers a writing describing in detail the improper use to Licensee, Licensee shall use its reasonable commercial efforts to promptly remedy the improper use. If Licensor fails to provide Licensee with written notice of disapproval within thirty (30) days of Licensor's receipt of any sample, such sample shall be deemed approved by Licensor.

4.    TERM AND TERMINATION.

      4.1 Term. The term of this Agreement shall commence on the Effective Date (as defined in the Development and Distribution Agreement)and shall continue in full force and effect until terminated pursuant to this Section 4.

      For the avoidance of doubt, termination of the Development and Distribution Agreement for any reason whatsoever shall not affect the validity and duration of this Agreement which shall continue in full force and effect until terminated pursuant to this Section 4 or by mutual agreement between Licensor and Licensee.

      4.2 Termination for Cause. Either party may terminate this Agreement and the licenses granted herein (reserving cumulatively all other remedies and rights under this Agreement and in law and in equity) in the event of a material breach of this Agreement by the other party, by giving the breaching party thirty (30) days' written notice thereof; provided, however, that any such termination shall not be effective (i) if the breach has been cured prior to the expiration of said thirty (30) days, and (ii) until the non-breaching party confirms in writing to the other party that this Agreement is terminated under this Section 4.2.

      4.3 Termination by Licensee: Licensee may terminate this Agreement at any time with 3 (three) months prior written notice to Licensor.

      4.4 Automatic Termination. This Agreement shall automatically terminate and all rights shall automatically revert to Licensor if Licensee commences or becomes the subject of any case or proceeding under the bankruptcy, insolvency or equivalent laws, or if a court appoints a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Licensee or for any substantial part of Licensee's property, or if Licensee makes and assignment for the benefit of creditors without Licensor's prior approval, or if Licensee takes corporate action in furtherance of any of the foregoing.

      4.5 Effect of Termination. Upon termination of this Agreement, all rights and licenses granted hereunder shall immediately terminate, except that Sections 2.2, 4.5, 5.1, 6, and 7 shall survive. Upon termination of this Agreement, Licensee shall immediately cease all use and display of the Licensed Marks, provided that if Licensee is not in breach of this Agreement and is properly using the Licensed Marks in accordance with Section 3 above, Licensee shall have a limited right to sell off any Products bearing the Licensed Marks manufactured prior to the termination of this Agreement for a period of thirty (30) days following the termination of this Agreement ("Sell-Off Period"), with Licensor's prior written approval, which shall not be unreasonably withheld. During the Sell-off Period, Licensee shall be bound by all the provisions of this Agreement.

5.    INDEMNIFICATION; INSURANCE.

      5.1 Indemnification. Licensee, at its own expense, shall indemnify, hold harmless and defend Licensor, its affiliates, its successors and assigns, and its and their directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability

(including attorney's fees and costs), to the extent that the foregoing (a) is based on a claim resulting from any products or services offered, provided, manufactured, marketed, distributed, advertised, promoted or issued by or on behalf of Licensee in the Licensed Territory, or as applicable according to
Section 2.1(A) or (B), in the Extended Licensed Territory or in the Reduced Licensed Territory, including without limitation the Products, (b) results from a breach, or is based on a claim that, if true, would be a breach, of this Agreement by Licensee, or (c) is based upon use of the Licensed Marks by or on behalf of Licensee in the Licensed Territory, or as applicable according to
Section 2.1(A) or (B), in the Extended Licensed Territory or in the Reduced Licensed Territory.

      Licensor, at its own expense, shall indemnify, hold harmless and defend Licensee, its affiliates, its successors and assigns, and its and their directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability (including attorney's fees and costs), to the extent that the foregoing results from a breach, or is based on a claim that, if true, would be a breach, of this Agreement by Licensor.

      5.2 Insurance. Licensee shall maintain commercial general liability policies as from the date of first sale by Licensee (or any of its sub-licensees) of a Product bearing the Licensed Marks and then during the remainder of the term of this Agreement, that will cover any and all claims for which Licensee will provide indemnity as set forth in Section 5.1 above and shall cause Licensor to be added as an additional named insured on all such commercial general liability policies maintained by Licensee during the term of this Agreement.

6.    LIMITATION OF WARRANTY AND LIABILITY.

      6.1 LICENSOR DOES NOT MAKE WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, RELATED TO OR ARISING OUT OF THE LICENSED MARKS. THE LICENSED MARKS ARE PROVIDED "AS IS," AND LICENSOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE, AND ALL OTHER WARRANTIES THAT MAY OTHERWISE ARISE FROM COURSE OF DEALING, USAGE OF TRADE OR CUSTOM.

      6.2 EACH OF THE PARTIES AGREES THAT THE REPRESENTATIONS AND WARRANTIES OF THE OTHER PARTY CONTAINED IN THIS AGREEMENT ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THAT SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OR MERCHANTABILITY, FITNESS OR NON-INFRINGEMENT, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

      Neither party shall be entitled in connection with any breach or violation of this Agreement to recover any punitive, exemplary or other special damages or any indirect, incidental or consequential damages, including without limitation damages relating to loss of profit, business opportunity or business reputation. Each party, as a material inducement to the other party to enter into and perform its obligations under this Agreement, hereby expressly waives its right to assert any claim relating to such damages and agrees not to seek to recover such damages in connection with any action, suit or proceeding relating to this Agreement. The foregoing shall not limit the right of either party to indemnification in accordance with Section 5 above, with respect to all components of any claim, award or judgment against such party by any third party not an Affiliate with either party to this Agreement.

7.    MISCELLANEOUS.

      7.1 Assignment. Neither party may assign this Agreement and/or any rights and/or obligations hereunder without the prior written consent of the other party and any such attempted assignment shall be void, except when such assignment is to the benefit of an Affiliate of the assignor party in which case this Agreement may be assigned with prior written notice to the non-assignor party. This Agreement shall be binding upon the parties' permitted assigns and successors and references to each party shall include such assigns and successors.

      Notwithstanding the foregoing, in connection with a Change-of-Control of either party, the party subject to the Change-of-Control transaction may assign this Agreement, and/or delegate its obligations hereunder, to the Third Party assuming control of such party without the consent of the other party, unless the Third Party seeking to obtain control is an actual or potential competitor (as defined in Article 20.5 of the Development and Distribution Agreement) for the Products, whether in the Licensed Territory or in the Reserved Territory. For purposes of this Agreement, Change-of-Control shall have the meaning set forth in Article 20.5 of the Development and Distribution Agreement.

      7.2 Injunctive Relief. Each of Licensor and Licensee agree that in the event of breach or threatened breach by either party of its obligations under this Agreement, in addition to remedies at law, the non-breaching party shall have the right to injunctive or other equitable relief to prevent the other party's violations of its obligations hereunder, and hereby consents to the entry of temporary restraints, a preliminary injunction, a permanent injunction and such other equitable relief as the court may deem appropriate.

      7.3 Amendment and Waiver; Interpretation. No modification, course of conduct, amendment, supplement to, or waiver of this Agreement or any provisions hereof shall be binding upon the parties unless made in writing and duly signed by both parties. At no time shall any failure or delay by either party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver of same. If any of the provisions of this Agreement are held invalid, illegal or unenforceable, the remaining provisions shall be unimpaired. Headings are for reference only and shall not affect the meaning of any of the provisions of this Agreement. For the purposes of this Agreement, the term "including" means "including but not limited to" unless otherwise expressly indicated.

      7.4 Independent Contractor Status. Nothing in this Agreement will be construed as creating a joint venture, partnership or employment relationship between Licensor and Licensee. Licensor and Licensee are independent contractors. Neither party will have the right, power or implied authority to create any obligation or duty on behalf of the other party, unless pursuant to a separate written agreement between the parties.

      7.5 Notices. Unless otherwise specified in this Agreement, all notices shall be in writing and delivered personally, mailed, first class mail, postage prepaid, or delivered by confirmed electronic or digital means, to the addresses set forth at the beginning of this Agreement and to the attention of the undersigned. Either party may change the addresses or addressees for notice by giving notice to the other. All notices shall be deemed received on the date personally delivered, three (3) days after being placed in the mail as specified, or when electronic or digital confirmation is received.

      7.6 Force Majeure: Non performance of a party (other than for the payment of money) shall be excused to the extent that performance is rendered commercially impracticable by strike, fire, earthquake, flood, governmental acts or orders or restrictions, terrorist acts, war, failure of suppliers, or any other reason where failure to perform could not be reasonably foreseen, is beyond the reasonable control, and is not caused by the negligence, intentional conduct or misconduct of the non-performing party; provided, however, that the non-performing party shall use commercially reasonable efforts to resume performance as soon as reasonably practicable.

      7.7 Counterparts. This Agreement may be executed in counterparts, by manual or facsimile signature, each of which will be deemed an original and all of which together will constitute one and the same instrument.

      7.8 This Agreement shall be governed and construed in accordance with the laws of the State of New York (United States of America), subject however to any and all statutes, laws and/or regulations in force in the United Kingdom applicable to the manufacturing, promotion, distribution and sale of the Products. All disputes between the parties shall be settled in accordance with the provisions of Articles 20.11 second paragraph and 20.13 of the Development and Distribution Agreement.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

AESTHETICA LTD.                       IPSEN LTD.

/s/ Mark A. Prygocki, Sr.             /s/ Alistair Stokes
-------------------------             -------------------
(Signature)                           (Signature)

----------------------------------    -------------------------------------
Mark A. Prygocki, Sr.                 Alistair Stokes

----------------------------------    -------------------------------------
President                             Chief Executive Officer

***
EXHIBIT A
LICENSED MARKS

RELOXIN

EXHIBIT B

NEW PRODUCTS AND PRODUCT EXTENSIONS